State of Delaware
Secretary of State
Division of Corporations
Delivered 03:15 PM 10/09/2014
FILED 03:09 PM 10/09/2014
SRV 141276924 - 5618663 FILE

CERTIFICATE OF FORMATION

OF

ESTERLINE GEORGIA US LLC

ARTICLE 1. NAME

The name of the limited liability company is Esterline Georgia US LLC.

ARTICLE 2. REGISTERED OFFICE AND REGISTERED AGENT

The address of the registered office of this limited liability company in Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, State of Delaware 19801, and the name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 9th day of October, 2014.

Troy Hickman
Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:04 PM 04/12/2019
FILED 03:04 PM 04/12/2019
SR 20192796183 - File Number 5618663

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1. Name of Limited Liability Company: Esterline Georgia US LLC

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

Article First is hereby amended as follows:

Article First: "The name of the limited liability company is TREALITY SVS LLC."

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 12th day of April, A.D. 2019.

By: /s/ Halle F. Terrion
Authorized Person(s)

Name: Halle F. Terrion
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